Exhibit (i)(2)

CONSENT OF SHEARMAN & STERLING LLP

We hereby consent to the use of our opinion of counsel regarding the Fidelity New Markets Income Fund, Fidelity Strategic Income Fund and Spartan Intermediate Municipal Income Fund series of Fidelity School Street Trust (the "Trust"), filed as part of this Post-Effective Amendment No. 69 to the Trust's Registration Statement on Form N-1A (File Nos. 002-57167 and 811-02676) and incorporated by reference to Exhibit (i) to Post-Effective Amendment No. 67 to the Registration Statement.

/s/Shearman & Sterling LLP

Shearman & Sterling LLP

New York, NY

February 24, 2005